Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Annual Report on Form F-1 of Raytech Holding Limited for the year ended March 31, 2023 of our report dated October 27, 2023 included in its Registration Statement on Form S-8 (File No. 333-[*]) relating to the consolidated financial statements of Raytech Holding Limited and its subsidiaries.

We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

San Mateo, California	WWC, P.C.
December 9, 2024	Certified Public Accountants
PCAOB ID: 1171